UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —March 27, 2009

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609)228-8210
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)   Compensatory Arrangements of Certain Officers
David B. Holtz
As previously reported on a Current Report on Form 8-K filed on January 23, 2009, the Board of Directors (the “Board”) of NUCRYST Pharmaceuticals Corp. (the “Company”) appointed David B. Holtz as Interim President and Chief Executive Officer, effective January 19, 2009 in addition to Mr. Holtz’s continuing role as Chief Financial Officer of the Company.
In connection with this appointment, on March 27, 2009, the Board and the board of directors of NUCRYST Pharmaceuticals Inc. (“NPI”), a subsidiary of the Company, each approved NPI and David B. Holtz entering into an employment agreement (the “Employment Agreement”), effective January 19, 2009, under which Mr. Holtz will be employed by NPI to serve as the Interim President and Chief Executive Officer and Chief Financial Officer of NPI and the Company. The Employment Agreement supersedes, effective January 19, 2009, the employment agreement entered into between NPI and David Holtz dated effective May 8, 2008 that was previously disclosed as Exhibit 10.53 to the Company’s Current Report on Form 8-K filed on May 13, 2008.
The material terms of the Employment Agreement are as follows:
Annual Base Salary and Incentive Pay. Mr. Holtz will receive an annual base salary of $310,000 USD. Mr. Holtz will be eligible for an annual cash incentive award (“Incentive Award”) which is based on the achievement of specific corporate objectives and will equal 25% of his annualized base salary at the threshold level achievement of the corporate objectives, 50% at target level achievement of corporate objectives and 100% at stretch achievement level commencing with the calendar year 2009.
Long Term Incentive. On March 27, 2009 (the “Grant Date”), the Company granted a stock option to Mr. Holtz to purchase 100,000 common shares of the Company pursuant to the Company’s 1998 Equity Incentive Plan, as amended at an option price equivalent to the NASDAQ Closing Price of the Company’s common shares on the date prior to the Grant Date. The stock option will vest as to 1/3 of the common shares on the Grant Date and 1/3 on each of the first and second anniversaries of the Grant Date.
Retention Period. If Mr. Holtz is still employed by NPI on July 19, 2009, he will receive a retention bonus in the amount of $50,000.00USD (the “First Retention Bonus”). If Mr. Holtz is still employed by NPI on December 31, 2009, he will receive a second retention bonus of $100,000USD (the “Second Retention Bonus”) to be paid in a lump sum on the next regular pay date after December 31, 2009.
Term. The Employment Agreement is for an initial term ending December 31, 2009 and will be automatically extended for additional one year periods on the same terms and conditions unless either party gives the other written notice at least thirty days before the scheduled expiration of the term. If NPI elects not to renew the Employment Agreement, NPI will be obligated to pay Mr. Holtz an amount equal to twelve (12) months’ annual base salary (at the annualized rate in effect on the last day of the term).
Termination Without Cause. If: (a) Mr. Holtz’s employment is terminated without “Cause” (as defined in the Employment Agreement); or (b) a “Constructive Termination Without Cause” (as defined in the Employment Agreement) occurs; then, NPI will be obligated to pay Mr. Holtz an amount equal to twelve (12) months’ annual base salary (at the annualized rate in effect on the termination date), a pro-rata Incentive Award at target for the year of termination, any Incentive Award earned in the prior year but not yet paid, and contributions towards the cost of continued health and dental benefits for a period of six (6) months. In addition, any stock options then scheduled to vest on or before the second anniversary of the termination date will vest and remain exercisable until the 120 days following the termination date.
Termination Without Cause during Retention Period. If, during the period commencing on the effective date of the Employment Agreement and ending on December 31, 2009 (the “Retention Period”), Mr. Holtz’s employment is terminated without Cause, or if a Constructive Termination Without Cause occurs, then, in addition to the benefits separately provided and described above under Termination Without Cause, Mr. Holtz will be entitled to: (a) six (6) months’ base salary, and (b) if he is terminated on or prior to July 19, 2009, an amount equal to the First Retention

Bonus, and (c) if he is terminated after July 19, 2009 but on or prior to December 31, 2009, an amount equal to the Second Retention Bonus.
Change in Control. If, within one hundred and twenty (120) days prior to, or within twelve (12) months following, a Change in Control (as defined in the Employment Agreement): (a) Mr. Holtz’s employment is terminated without Cause; or (b) a Constructive Termination Without Cause occurs; or (c) the term of the Employment Agreement is not renewed; then, in addition to the applicable amounts and benefits described above in respect of a Termination Without Cause, Mr. Holtz is also entitled to: (i) additional severance equal to: (A) three (3) months’ base salary if the termination date occurs prior to January 1, 2010; or (B) nine (9) months’ annual base salary if the termination date is on or after January 1, 2010; and (ii) accelerated vesting of all stock options then scheduled to vest on or before the third anniversary of the termination date.
Additional Agreements. On March 27, 2009, the Board also approved the Company and Mr. Holtz entering into:
          (a) a Stock Option Award Agreement, effective March 27, 2009 (the “Stock Award Agreement”), granting Mr. Holtz an option to purchase 100,000 common shares of the Company pursuant to the Company’s 1998 Equity Incentive Plan, as amended. This is the grant described above under “Long Term Incentive”.
          (b) an Amending Agreement, effective May 8, 2008 (the “Amending Agreement”), amending the Stock Option Award Agreement dated May 8, 2008, which was previously disclosed as Exhibit 10.54 to the Company’s Current Report on Form 8-K filed on May 13, 2008 (the “Award Agreement”). The Award Agreement granted Mr. Holtz an option to purchase 240,000 common shares of the Company pursuant to the Company’s 1998 Equity Incentive Plan, as amended. The purpose of the Amending Agreement is to conform the vesting and certain other provisions under the Award Agreement to the terms of the Employment Agreement: and
          (c) a Letter Agreement, effective March 27, 2009 (the “Letter Agreement”), pursuant to which the Company agrees to pay to Mr. Holtz any amounts due to Mr. Holtz under the Employment Agreement if NPI fails to pay any such amounts by the expiration of any applicable cure period under the Employment Agreement.
Mr. Holtz has agreed not to compete with the Company or to solicit our customers or employees for a period of one year after the termination date.
The summary of the Employment Agreement, Stock Award Agreement, Amending Agreement and Letter Agreement and contained herein is qualified in its entirety by reference to the full text of the Employment Agreement, Stock Award Agreement, Amending Agreement and Letter Agreement which have been attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 and incorporated herein by reference.
David McDowell
On March 27, 2009, the Board approved the entering into a entering into a letter agreement (the “McDowell Letter Agreement”) between the Company and David McDowell, Vice President, Operations, amending the terms of Mr. McDowell’s employment with the Company as set forth in a letter agreement previously disclosed as Exhibit 10.23 to the Company’s Form F-1, filed on December 16, 2005 as amended by a letter agreement disclosed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed on March 4, 2008. The McDowell Letter Agreement provides that if Mr. McDowell’s employment is terminated by the Company for any reason other than Cause (as defined in the McDowell Letter Agreement), death or disability, then the Company will pay Mr. McDowell severance in an amount equal to twelve (12) months of Mr. McDowell’s then current annual base salary and a pro-rata payment of an amount equal to an annual Incentive Award at target under the Company’s Employee Incentive Program for the year of termination and any Incentive Award earned in respect of the prior year but not yet paid to Mr. McDowell as of the date of termination. In addition, the McDowell Letter Agreement provides that if Mr. McDowell is employed by the Company on December 31, 2009, Mr. McDowell will be entitled to receive a retention bonus in the amount of One Hundred Thousand Dollars ($100,000) (the “Retention Bonus”), to be paid in a lump sum on the next regular pay date after December 31, 2009. The McDowell Letter Agreement further provides that if, during the period commencing on the effective date of the McDowell Letter Agreement and ending on December 31, 2009, Mr. McDowell’s employment is terminated without Cause, then Mr. McDowell will be entitled to receive payment of the Retention Bonus in addition to the severance benefits separately described above.
The summary of the McDowell Letter Agreement contained herein is qualified in its entirety by reference to the full text of the McDowell Letter Agreement which has been attached hereto as Exhibit 99.5 and incorporated herein by reference.

Carol Amelio
On March 27, 2009, the Board approved the entering into a letter agreement (the “Amelio Letter Agreement”) between the Company and Carol Amelio, Vice President, General Counsel and Corporate Secretary, amending the terms of Ms. Amelio’s employment with the Company as set out in a letter agreement previously disclosed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K, filed on March 4, 2008. The Amelio Letter Agreement provides that if Ms. Amelio’s employment is: (a) terminated by the Company for any reason other than Cause (as defined in the Severance Agreement), death or disability; or (b) a Constructive Termination Without Cause (as defined in the Severance Agreement) occurs; then, the Company will pay Ms. Amelio severance in an amount equal to twelve (12) months of Ms. Amelio’s then current annual base salary and pro-rata payment of annual Incentive Award at target under the Company’s Employee Incentive Program for the year of termination and any Incentive Award earned in respect of the prior year but not yet paid to Ms. Amelio. In addition, the Amelio Letter Agreement provides that if Ms. Amelio is employed by the Company on December 31, 2009, Ms. Amelio will be entitled to receive a retention bonus in the amount of One Hundred Thousand Dollars ($100,000) (the “Retention Bonus”), to be paid in a lump sum on the next regular pay date after December 31, 2009. The Amelio Letter Agreement further provides that if, during the period commencing on the effective date of the Amelio Letter Agreement and ending on December 31, 2009: (a) Ms. Amelio’s employment is terminated without Cause; or (b) a Constructive Termination Without Cause occurs; then, Ms. Amelio will be entitled to receive payment of the Retention Bonus in addition to the severance benefits separately described above.
The summary of the Amelio Letter Agreement contained herein is qualified in its entirety by reference to the full text of the Severance Agreement which has been attached hereto as Exhibit 99.6 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Form of Employment Agreement between the NUCRYST Pharmaceuticals Inc. and David B. Holtz made effective January 19, 2009.

99.2	Form of Stock Award Agreement between NUCRYST Pharmaceuticals Corp. and David B. Holtz effective March 27, 2009.

99.3	Form of Amending Agreement between NUCRYST Pharmaceuticals Corp. and David B. Holtz effective May 8, 2008.

99.4	Form of Letter Agreement between NUCRYST Pharmaceuticals Corp. and David B. Holtz.

99.5	Form of Letter Agreement between NUCRYST Pharmaceuticals Corp. and David McDowell.

99.6	Form of Letter Agreement between NUCRYST Pharmaceuticals Corp. and Carol L. Amelio.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
	By:	/s/ Carol L. Amelio
Carol L. Amelio
DATE: March 30, 2009		Vice President, General Counsel and Corporate Secretary

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